EXHIBIT 1.1

ipCapital Licensing Company

IP CAPITAL LICENSING COMPANY I; LLC
IP BROKERAGE AGREEMENT

This IP Brokerage Agreement (the "Agreement"), effective as of February 4, 2013 ("Effective Date"), is made by and between ipCapital Licensing  Company I, LLC, a Delaware limited liability company having an office at 426 Industrial Avenue, Suite #150, Williston, VT, 05495-4459, USA ("ipCLC"),  and  GraphOn, a corporation, having an office at 1901 S. Bascom Avenue, Suite 660, Campbell, California 95008 USA ("Client").

1.	PRELIMINARY STATEMENT

ipCLC provides services related to the sale and license of intellectual property to a variety of business clients. ipCLC has developed extensive knowledge and experience in defining opportunities for its clients in monetizing the value of their intellectual property.  Client desires to engage ipCLC to present Client with one or more Candidates, which may be seeking intellectual property owned by Client, for the  purpose  of  exploiting  such  intellectual  property. ipCLC  is  willing  to  enter  into  such  an engagement.

In view of the foregoing, ipCLC and Client desire to enter into the present Agreement, and in consideration of the mutual promises and covenants contained herein, the parties agree as set forth herein.

2.	ipCLC SUCCESS FEE

If Client enters into an IP Agreement related to those IP rights separately identified in writing or email by Client to ipCLC (and confirmed by ipCLC) on or after the date hereof referencing this Agreement (the "IP Rights") with Candidate pursuant to this Agreement, then except as otherwise provided in this Agreement, Client will pay ipCLC the following success fee (the "Success Fee"):

Ten percent (10%) of the royalties, fees and other consideration paid over the life of the IP Agreement.

3.	DURATION, TERMINATION AND CONSEQUENCES OF TERMINATION

This Agreement is effective upon the Effective Date and, unless terminated sooner in accordance with any of the provisions herein, shall remain in full force and effect until either party serves sixty days (60) written notice of termination to the other party. The "Termination Date" is the date determined by adding sixty (60) days to the date of the notice of termination.   The "End  Date" is determined by adding eighteen months (18) to the Termination Date.   Either party shall have the right to terminate this Agreement if the other  party breaches any material obligation hereunder by providing  written notice of such breach to the other party and affording said other party a forty-five (45) day cure period. Such termination shall become automatically effective unless such other party shall have remedied the breach prior to the expiration of the forty-five (45) day cure period. Client shall have·no obligation to pay the Success Fee to ipCLC with respect to any IP Agreement with Candidate relating to the IP Rights unless Client enters into such IP Agreement with such Candidate before the End Date.

IP Brokerage Agreement	Confidential and Proprietary
ipCapital Licensing Company • 426 1ndustrial Avenue, Suite #150 • Williston, VT 05495-4459
Phone:(802) 859-7800 • Fax:(802) 859-0183

4.	CONFIDENTIALITY

4.1              Confidential Information shall include the terms and conditions of this Agreement, the terms and conditions of any and all agreements between Candidate and Client, the fact that Client is considering entering into, may enter into, or has entered into any IP Agreement with Candidate, any and all agreements between Candidate and other third parties involving the IP Rights and any actions taken by Client to enforce the IP Rights or any licensing or other agreements resulting therefrom, any patent applications, any information pertaining to patent applications, and any information identified by either of the parties to this Agreement as "confidential,'' but shall specifically exclude the following information (except that the terms and conditions hereof shall always be kept confidential and shall not · be subject to the following exceptions):

(a) which, as shown by written records, was in the non-disclosing party's  possession prior to receipt from the disclosing party; or

(b) which is, at the time of disclosure, or thereafter becomes a part of the public domain through no act or omission by the non-disclosing party; or

(c) which is, thereafter lawfully disclosed to the non-disclosing party by a third party which did not acquire the information under an obligation of confidentiality from or through the disclosing party; or

(d) which is,  subsequent to  disclosure, independently developed by the  non-disclosing party without reference to the Confidential Information of the disclosing party.

4.2             The party receiving Confidential Information (the "Recipient") from  the disclosing party ("Discloser") may only use such Confidential Information iu furtherance of the purposes of this Agreement and may only disclose such Confidential Information, on a need-to-know basis, to: (a) its employees; (b) employees of its parent and subsidiary companies or affiliates, and in the case of Client, with its members; (c) its directors; (d) its investors; and (e) its legal counsel, auditors and consultants. Before disclosure to any such party, Recipient will have an agreement in place requiring the party to treat .Confidential Information in accordance with the use and disclosure restrictions contained in this Agreement. Recipient may disclose Confidential Information to the extent required by law; provided, however, that Recipient must give the disclosing party prior written notice and make a reasonable effort to obtain a protective order.

4.3              Recipient shall protect the disclosed Confidential Information by usiug the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the C'..onfidential Information, as Recipient uses to protect its own confidential information of a like nature.

IP Brokerage Agreement	Confidential and Proprietary
ipCapital Licensing Company • 426 1ndustrial Avenue, Suite #150 • Williston, VT 05495-4459
Phone:(802) 859-7800 • Fax:(802) 859-0183

4.4              A disclosing party can require the return of its Confidential Infomation  by sending a written notice to the Recipient.  The Recipient will have thirty (30) days after receipt of the written notice to return the Confidential Infomation to the disclosing party.

5.	LIMITATION OF LIABILITY

5.1              NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT OR EXEMPLARY DAMAGES ARISING OUT OF TillS AGREEMENT, INCLUDING LOST PROFITS OR COSTS OF COVER, LOSS OF USE OR BUSINESS INTERRUPTION OR THE LIKE, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.2              IPCLC'S TOTAL, CUMULATIVE LIABILITY UNDER TillS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT OF THE CONSIDERATION RECEIVED FROM CLIENT UNDER THIS AGREEMENT DURING THE TWO (2) YEAR PERIOD IMMEDIATELY PRECEDING IPCLC'S RECEIPT OF THE FIRST WRITTEN NOTICE OF DAMAGES.

5.3              THE LIMITATIONS OF SECTION 9.1 AND 9.2 WILL APPLY, REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE AND REGARDLESS OF WHETHER A CLAIM OR ACTION SOUNDS IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, CONTRIBUTION, INDEMNITY OR ANY OTHER LEGAL THEORY.

6.	INDEMNIFICATION

6.1              ipCLC hereby agrees that Client, its affiliated entities, and their respective officers, directors, investors, employees, and agents (together, the "Client Indemnitees") shall be held harmless and be indemnified  by ipCLC for any liability, loss, damages or expenses, including reasonable attorney's fees, suffered by the Client Indemnitees by virtue of any acts or omissions or alleged acts or omissions arising out of ipCLC's activities hereunder.

6.2               Except for as provided in Section 10.1, Client hereby agrees that ipCLC, its affiliated entities, and their respective officers, directors, investors, employees, and agents (together, the "ipCLC Indemnitees") shall be held harmless and be indemnified by Client for any liability, loss, damages or expenses (including reasonable attorney's  fees) suffered by the ipCLC Indemnitees by virtue of any acts or omissions or alleged acts or omissions arising out of Client's activities with Candidate relating to IP Rights ipCLC introduced to Candidate hereunder; .Client will defend, cooperate in the defense of, hold  harmless  and  indemnifY, including  reasonable  attorney's  fees, ipCLC  and  ipCLC  personnel from claims from any Candidate relating to the introduction ofiP Rights to the Candidate by either ipCLC or Client.

ForipCLC:	For Client:

IP Brokerage Agreement	Confidential and Proprietary
ipCapital Licensing Company • 426 1ndustrial Avenue, Suite #150 • Williston, VT 05495-4459
Phone:(802) 859-7800 • Fax:(802) 859-0183

John Cronin	Eldad Eilam
Managing Director	Director, President, and CEO
ipCapital Licensing Company I, LLC	GraphOn Corporation
426 Industrial Avenue, Suite 150	1901 S. Bascom Avenue, Suite 660
Williston, VT 05495-4459	Campbell, California 95008
USA	USA

IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties on the dates below.

Signed on behalf of:		Signed on behalf of:

ipCapital Licensing Company I, LLC		GraphOn Corporation

By:	/s/ John Cronin	By:	/s/ Eldad Eilam

Name:	John Cronin	Name:	Eldad Eilam
Title:	Partner	Title:	Director, President, and CEO
Date:	2/12/2013	Date:	2/12/2013

IP Brokerage Agreement	Confidential and Proprietary
ipCapital Licensing Company • 426 1ndustrial Avenue, Suite #150 • Williston, VT 05495-4459
Phone:(802) 859-7800 • Fax:(802) 859-0183